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                                  EXHIBIT 99.1

                                  PRESS RELEASE


The following is the text of a press release issued by Service Merchandise Company, Inc. on January 22, 1999.

                   SERVICE MERCHANDISE COMPLETES $750 MILLION
                      SECURED CREDIT FACILITY FROM CITIBANK

Nashville, TN (Jan.22, 1999)--Service Merchandise Company, Inc. (NYSE: SME) today announced that it has obtained a 30-month, $750 million secured credit facility from Citibank and BankBoston Retail Finance. The asset-backed facility consists of a $150 million term loan and a $600 million revolving line, subject to a borrowing base limitation and other customary limitations and conditions contained in such facilities. The new financing facility will be used primarily to replace the Company's existing bank facility.

The new facility is the first step in an out-of-court restructuring designed to stabilize the Company as a plan is developed to address the Company's financial and operational challenges. The credit agreement requires the Company to present an operating plan within the next 120 days.

Service Merchandise is a national retailer of fine jewelry, gift and home products. The Brentwood, Tenn.-based Company employs approximately 25,000 associates and operates 347 stores in 34 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified below. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.

The Company's liquidity, capital resources, and results of operations may be affected from time to time by a number of factors and risks, including, but not limited to, the ability of the Company to comply with the terms of its credit facility; the ability of the Company to access borrowings under its credit facility; the ability of the Company to obtain shipments and negotiate terms with vendors and service providers for current orders and past due payables; the ability of the Company to negotiate terms with landlords with respect to current and future lease obligations; the Company's use of substantial financial leverage and the potential impact of such leverage on the Company's ability to develop and execute operating strategies to


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withstand significant economic downturns and to repay its indebtedness; the ability to develop, fund and execute a new strategic plan for the Company; the ability of the Company to attract and retain key executives and associates; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole, which may affect consumer confidence and consumer demand for the types of goods sold by the Company; availability, costs and terms of financing, including the risk of rising interest rates; the ability to maintain gross profit margins; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control of inventory and the Company's ability to optimize its supply chain; potential adverse publicity; availability and cost of management and labor employed; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; the ability to liquidate unwanted inventory at existing or closed stores; and the ability to effect conversions to new technological systems, including become Year 2000 compliant.